UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 28, 2015

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of Principal Executive Offices)(Zip Code)
Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Renasant Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders on April 28, 2015. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, shareholders voted on the following:

•	The election of five Class 1 directors to serve a three-year term.

•	The ratification of the appointment of HORNE LLP as the Company’s independent registered public accountants for 2015.

All of the Company’s nominees for directors as listed in the proxy statement were elected with the following vote:

	Votes “For”	Votes Withheld	Non-Votes
Class 1 Director (term expiring in 2018)
George H. Booth, II	19,335,119	320,915	4,937,672
Frank B. Brooks	18,840,466	815,568	4,937,672
Albert J. Dale, III	19,021,595	634,439	4,937,672
John T. Foy	19,049,020	607,014	4,937,672
Hugh S. Potts, Jr.	18,711,928	944,106	4,937,672

The term of office of each of the following directors continued at the 2015 Annual Meeting:
Class 2 Directors (term expiring in 2016)
Hollis C. Cheek, John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., and E. Robinson McGraw

Class 3 Directors (term expiring in 2017)
William M. Beasley, Marshall Dickerson, R. Rick Hart, Richard L. Heyer, Jr., J. Niles McNeel and Michael D. Shmerling.

The appointment of HORNE LLP as the Company’s independent registered public accountants for 2015 was ratified with the following vote:

Votes “For”	Votes “Against”	Abstentions
24,433,436	128,311	31,959

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: April 29, 2014	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief
Executive Officer